Calais Resources, Inc.

     news release

January 19, 2004

Continuous Disclosure Review

Greenwood Village, CO USA

Calais Resources Inc. (OTCBB—CAAUF) herein the “Company” has recently been through a continuous disclosure review by the B.C. Securities Commission. Notwithstanding the Company’s listing on the OTCBB in the United States and its reporting obligations under U.S. securities law, the Company remains a reporting issuer in the Province of British Columbia and is required to meet the disclosure rules set out under British Columbia law and the policies of the B.C. Securities Commission. The program is applied generally to all reporting issuers in British Columbia and is intended to help improve the quality of disclosure made by such issuers to shareholders and other market participants. For more information about the B.C. Securities Commission review program, please see the Continuous Disclosure Review Program April 2000 Staff Report (the Staff Report) and Continuous Disclosure Updates that are available on their website (www.bcsc.bc.ca) under Industry Information/ Continuous Disclosure. The BCSC reviewed, on a selected basis, the company’s disclosure for compliance with National Instrument 43-101 Standards of Disclosure for Mineral Projects (NI 43-101), National Policy 51-201 Disclosure Standards (NP 51-201), and other disclosure and filing requirements. The review was not comprehensive and was undertaken to broadly assess the company’s disclosure practices and overall level of compliance.

As part of the review, it was noted by the B.C. Securities Commission that previously issued news releases of the Company, including those issued on or about June 5, August 7, September 2 and September 23, 2003, the Company made reference to “proven and probable resources” in the section entitled “About Calais Resources” and, in particular, the Company’s news release of September 2, 2003 made reference to an estimate of the “existing resource”, in each case with respect to the Company’s Caribou Consolidated District property. The Company has been advised by the B.C. Securities Commission that such disclosure was not made in accordance with the requirements of National Instrument 43-101 — Standards of Disclosure of Mineral Projects.

The basis for the disclosure was a report entitled “Gold and Silver Resource Review — Cross and Caribou Mines Area” dated June, 1998 and prepared by Robert L. Akright, a Geologist and Geological Consultant residing in Littleton, Colorado and an independent third party review report entitled “Cross/Caribou Mines Geological Resource Calculation Review” dated July 27, 1998 and prepared by Mark G. Stevens C.P.G., a qualified independent Geologist of Pincock Allen & Holt of Lakewood, Colorado, mineral industry consultants. The resource estimates contained in the original reports by Akright and Pincock Allen Holt related to only eight veins for areas below existing stoped areas. The Company subsequently made certain adjustments to the data presented in the Pincock Allen Holt report. The Company identified an error in the historical data related to hole DDH-3 with respect to the West Nelson vein and adjusted the indicated mineral resource estimates from 0.88 ounce gold and 43.34 ounce silver per ton to 1.78 ounce gold per ton, and 71.78 ounce silver per ton.

Original mineral resource estimates were made using hand drawn polygons on longitudinal sections in the planes of the veins. The longitudinal sections were generated on the 3-D Vulcan computer. Vein widths were measured also using the Vulcan, computed by viewing the veins from several perspectives in 3-D. Mineral resources were classified as either measured, indicated, or inferred, in order of increasing geological confidence, depending on projections from data points. An inferred mineral resource has a lower level of confidence than that applied to an indicated mineral resource. An indicated mineral resource has a higher level of confidence than an inferred mineral resource but has a lower level of confidence than a measured mineral resource. Measured mineral resources were estimated using hand drawn polygons on the longitudinal sections with an area of approximately 50 feet beyond data points. Indicated mineral resources were estimated by making modest projections beyond the measured mineral resource blocks, generally a distant of approximately 50 feet. Inferred mineral resources were based on modest geological projections beyond the measured mineral resource areas in the planes of the veins. Areas used in volume calculations were measured on the longitudinal sections using a K & E hand operated compensating planimeter. Tons were calculated using a factor of 12.0 cubic per short ton base on the density of the host rock and information from past underground mining information. Assay data used in the study were from conventional fire assays produced in commercial laboratories and reported in ounces of gold and silver per ton avoirdupois. Mineral resource estimates are not precise calculations, being dependent on the interpretation of limited information on the location, shape and continuity of the occurrence and on the available sampling results. Reporting of tonnage and grade figures as reported in this News Release have been rounded of to what the Company’s geologist considers to be appropriately significant figures to reflect the order of accuracy given the imprecise nature of a mineral resource estimate.

Table 1 below summarizes the mineral resource estimate contained in the original reports.

Table 1

Calais Resources, Inc.
Cross/ Caribou Mines, Colorado
Mineral Resources Aug 2002

Vein	Measured Mineral Resource			Indicated Mineral Resource			Inferred Mineral Resource

		Gold	Silver		Gold	Silver		Gold	Silver
	Tons	(opt)	(opt)	Tons	(opt)	(opt)	Tons	(opt)	(opt)

Juliet	19,000	0.18	0.67	0	0	0	0	0	0
Rare Metals	98,000	0.40	2.58	0	0	0	92,000	0.40	2.58
Apache	41,000	0.35	8.57	0	0	0	27,000	0.35	8.57
Potosi	8,000	0.22	10.84	0	0	0	7,000	0.22	10.84
Anaconda	0	0	0	35,000	0.51	1.15	30,000	0.51	1.15
No Name	0	0	0	133,000	0.25	9.67	423,000	0.25	8.88
E. Nelson	0	0	0	30,000	0.11	13.32	0	0	0
W. Nelson	0	0	0	79,000	1.78	71.78	0	0	0
	166,000	0.35	4.24	277,000	0.45	18.65	578,000	0.30	7.48

Notes:

(1)	No cutoff grade or dilution factor was applied for resource tabulation.

(2)	The resource for the Juliet and Rare Metals veins in the Cross mine area are only those that occur below the lowest workings (Fourth level — 9515 feet).

(3)	The resource for the East Nelson and West Nelson veins in the Caribou mine area are only those that occur below the lowest workings (1239 Level — 8951 feet).

(4)	The resource for the No Name veins in the Caribou mine area includes unstoped areas as well as areas that occur below the lowest workings (1239 Level — 8951 feet).

Pincock Allen Holt believed it was appropriate to refer to the estimated mineralization as a mineral resource in that no particular economic parameters or cutoff grades had been applied to identify economically mineable area and concluded that Calais mineral resource estimates contained in the Akright report represented reasonable estimations for the eight project veins being considered and that the manual procedures used in the calculations are were in accordance with standard engineering practice.

Subsequent to the original reports above, the Company added an indicated mineral resource estimate with respect to the Cross Mine using data from the mine’s historical operations (using level four of the Cross Mine to the surface ground) taken from a report entitled “Project Status and Recommendations for Continued Evaluation — Cross Mine” prepared by geologists Larry Barrett and William Schuiling in June, 1988. Table 2 summarizes the additional indicated mineral resource estimate with respect to the specified areas of the Cross Mine.

Table 2

Calais Resources, Inc.
Cross/ Caribou Mines, Colorado
Mineral Resources Aug 2002

Vein	Measured Mineral Resource			Indicated Mineral Resource			Inferred Mineral Resource

		Gold	Silver		Gold	Silver		Gold	Silver
	Tons	(opt)	(opt)	Tons	(opt)	(opt)	Tons	(opt)	(opt)

Cross Mine	0	0	0	37,000	0.32	3.96	0	0	0
Total/ Avg	0	0	0	37,000	0.32	3.96	0	0	0

The Company believes the subsequent indicated mineral resource represent a reasonable estimate of the designated areas of the Cross Mine based on historical data determined while the Cross Mine was in production and subsequently obtained by the Company.

All references to mineral resources or inferred mineral resources set out in the original reports by Akright and Pincock Allen Holt or reported by the Company that are not mineral reserves do no have demonstrated economic viability. Due to the uncertainty that may attach to categories of mineral resources, the Company advises that there is no assurance that mineral resources will be upgraded to proven and probable mineral reserves as a result of continued exploration. The development of a commercially productive mineral reserves and the marketability of any minerals discovered are also affected by numerous factors which are beyond the Company’s control and which cannot be predicted, such as the potential for further financing and environmental, permitting, legal, title, taxation, socio-political, marketing, or other relevant issues.

The Company has undergone significant changes over the past six months and management continues to work diligently in efforts of administration and exploration on the Consolidated Caribou Mines District gold and silver project in Colorado, it’s Faja de Oro gold project in the Republic of Panama, and it’s Nevada Manhattan gold project in Nye County, Nevada. The Company has taken steps to ensure that future disclosure is compliant with National Instrument

43-101, and the National Policy 53-201, and thanks the British Columbia Securities Commission for its professionalism while working with Calais Resources.

For Further Information please contact:
Matt Witt, CFO Calais Resources, Inc.
Phone 720-529-9500

Cautionary Note to United States Investors Concerning Estimates of Measured, Indicated and Inferred Resources

This press release discusses “Measured,” “Indicated” and “Inferred” Mineral Resources. United States investors are advised that while such terms are recognized and required by Canadian regulations, the United States Securities and Exchange Commission (the “SEC”) does not recognize them. “Mineral Resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Mineral Resource will ever be upgraded to a higher category. Under Canadian rules, estimates of Inferred Mineral Resources may not form the basis of feasibility or other economic studies. United States investors are cautioned not to assume that all or any part of Mineral Resources will ever be converted into mineral reserves.

Cautionary Note to United States Investors Concerning Forward Looking Statements

The future conduct of the company’s business and it’s response to issues raised by third parties are dependent upon a number of factors, and there can be no assurance that the company will be able to conduct its operations as contemplated. Certain statements contained in this release using the terms “may”, “expects to”, “projects”, “estimates”, “plans”, and other terms denoting future possibilities, are forward-looking statements in accordance with the Private Securities Litigation Reform Act of 1995. The accuracy of these statements cannot be guaranteed as they are subject to a variety of risks that are beyond our ability to predict or control and which may cause actual results to differ materially from the projections or estimates contained herein. The risks include, but are not limited to, the risks described in the above press release; those risks set out in the company’s disclosure documents and its annual, quarterly and current reports; and the other risks associated with start-up mineral exploration operations with insufficient liquidity, and no historical profitability.